UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2016

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue Alameda, California 94501
(Address of principal executive offices)

(510) 479-7635
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events.

On December 1, 2016, Aqua Metals, Inc. issued a press release announcing that Mark Stevenson has been nominated to join its Board of Directors. The press release is attached hereto as Exhibit 99.1.

Additional Information

Aqua Metals will hold its annual meeting of stockholders on December 21, 2016, at which Mr. Stevenson’s nomination will be put before the stockholders of the Company for approval. Aqua Metals has filed with the Securities and Exchange Commission on November 25, 2016 a proxy statement in connection with its annual meeting of stockholders to be held on December 21, 2016, and other relevant documents in connection with the nomination of Mark Stevenson to the Board of Directors of Aqua Metals. The proxy statement and other documents are expected to be mailed on or about December 1, 2016 to holders of record as of November 23, 2016. Investors and security holders are advised to read the proxy statement regarding the nomination of Mark Stevenson because it contains important information. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Aqua Metals at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained from Aqua Metals by directing such request to Aqua Metals, Inc., 1010 Atlantic Avenue Alameda, California 94501, Attention: Corporate Secretary. Aqua Metals and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Aqua Metals with respect to the nomination of Mark Stevenson. A description of any interests that Aqua Metals or its directors and executive officers have in the nomination of Mark Stevenson is available in the proxy statement. Information regarding Aqua Metals’ officers and directors is included in the proxy statement and the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2016. These materials are available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from Aqua Metals.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

99.1	Press release dated December 1, 2016, regarding the nomination of Mark Stevenson	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: December 1, 2016	/s/ Stephen R. Clarke
Stephen R. Clarke
Chief Executive Officer